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                                                                    Exhibit 99.2

                       [AVANIR PHARMACEUTICALS LETTERHEAD]

[Date]
[Name]
[Address]

      RE: GRANT OF [INCENTIVE][NON-STATUTORY] STOCK OPTION

      Option Shares:____________________     Grant Date:________________________

      Price per share:__________________     Vesting Base Date:_________________

                                             Fully-Vested Date:_________________

      Option control no.:_______________     Expiration Date:___________________

Dear [Name]:

      I am pleased to confirm that the Company has granted you an option to purchase shares of our Class A common stock under the Avanir Pharmaceuticals 2005 Equity Incentive Plan (the "Plan"). To accept your stock option, please sign the enclosed copy of this letter and return it to [_________].

                                  GENERAL TERMS

      Your option is intended to be [AN INCENTIVE][A NON-STATUTORY] option. The basic terms of your option grant are identified in the information block at the top of this offer letter, but other important terms and conditions are described in the Plan. We encourage you to carefully review the Plan, a copy of which is enclosed.

                              PURCHASE AND PAYMENT

      Subject to the Plan, your option vests (becomes exercisable) [INSERT VESTING SCHEDULE], calculated to the closest whole share, so that all shares will become purchasable on the Fully-Vested Date shown above.

      If you decide to purchase shares under this option, you will be required to submit a completed exercise agreement on a form approved by the Company, together with payment for the shares. You may pay for the shares (plus any associated withholding taxes) using cash, a check, a wire transfer or any other form of payment set forth in the Plan and permitted by the Administrator at the time you wish to exercise. Shares available under this option must be purchased, if at all, no later than the Expiration Date.

      [SPECIFY ANY OTHER SPECIAL PROVISIONS.]

We value your efforts and look forward to your continued contribution.

                                                   Sincerely,

                                                   [name]
                                                   [title]

I accept this option and agree to the terms of this offer letter and the Plan.

_______________________________ _____________, 200_
Optionee signature                  Date
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                             Avanir Pharmaceuticals

                Avanir Pharmaceuticals 2005 Equity Incentive Plan

                                 OPTION EXERCISE
                                       AND
                            STOCK PURCHASE AGREEMENT

                                  INSTRUCTIONS

1. Read the entire Agreement carefully. This is a legally binding agreement between you and the Company.

2.    ITEMS A - C: insert your name and identifying information.

3.    ITEMS D-G: identify the stock option you want to exercise.

4.    ITEM H: identify how many shares you want to purchase.

5. ITEM I: Calculate the Option Price by multiplying the share number in Item H by the purchase price per share in Item E.

6. ITEM J: Confirm with the Company whether a tax withholding amount should be entered in this space.

7. ITEM K: Add the Option Price in Item I to the tax withholding amount, if any, in Item J. Insert the resulting Purchase Price in Item K.

8.    ITEM L: Identify your approved method of payment for the Shares.

9.    SIGNATURES: Sign the Agreement in the space provided on page 10. IMPORTANT
      NOTE: If you are married, your spouse also is required to sign.

10. Submit your fully completed and signed Agreement, together with payment of the Purchase Price, to [________________]

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                             Avanir Pharmaceuticals
                           2005 Equity Incentive Plan

                               OPTION EXERCISE AND
                            STOCK PURCHASE AGREEMENT

                               Date:_____________

OPTIONHOLDER / PURCHASER

(A) Name:_________________________________________________________________

(B) Employee number:______________________________________________________

(C) Residence address:____________________________________________________

    ______________________________________________________________________

    ______________________________________________________________________


STOCK OPTION

(D) Option Shares (total) subject to this Option:_________________________

(E) Purchase Price per Share:_____________________________________________

(F) Grant Date:___________________________________________________________

(G) Option Control Number:________________________________________________


OPTION SHARES PURCHASED UNDER THIS AGREEMENT

(H) Shares purchased:_____________________________________________________

(I) Option Price [ (E) x (H) ]:___________________________________________

(J) Tax withholding (if applicable):______________________________________
                                       (to be calculated by Company)

(K) Purchase Price [ (I) + (J) ]:_________________________________________


PAYMENT METHOD  (select one or more)

(L) Cash or check (enclosed):_____________________________________________

    Wire transfer:________________________________________________________
                         (Identify sending bank and wire transfer number)

    "Cashless exercise":__________________________________________________
              (Identify approved NASD broker-dealer and attach agreement)

    Other:________________________________________________________________
                   (Attach Company approval for other form of payment)

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1.    EXERCISE OF OPTION.

      1.1. I am exercising my right to purchase the number of shares of Class A common stock of Avanir Pharmaceuticals indicated on Line (H) by exercising the option identified on Lines (D) through (G). The per share purchase price of the option is indicated on Line (E) and the aggregate purchase price of the shares I am purchasing is indicated on Line (I). I acknowledge that I may be responsible for tax withholding on the shares, in which case the aggregate purchase price would be as indicated on Line (K) (which the Company will complete). The shares that I am purchasing by exercising my option are referred to in this agreement as the "Shares". The total purchase price of the shares is referred to in this agreement as the "Purchase Price". I acknowledge that the option I am exercising was issued under and is subject to the rules of the 2005 Equity Incentive Plan of Avanir Pharmaceuticals (the "Plan").

      1.2. With this signed agreement, I have submitted either (a) cash or a check for the amount of the Purchase Price or (b) irrevocable wire transfer instructions for the Purchase Price, or (c) a certificate or certificates (or designation of such certificates if permitted by the Plan) representing shares of Avanir Pharmaceuticals Class A common stock that I have owned for at least six months if the shares were acquired by me through exercise of an option, and that have a fair market value (as determined in accordance with the Plan) as of this date equal to the Purchase Price. I recognize that other forms of payment may be permitted by the written approval of the Administrator.

2.    REPRESENTATIONS

      2.1. TAXES. The Company has made no warranties or representations to me with respect to the income tax consequences of the transactions contemplated by this Agreement and I am not relying on the Company or its representatives for an assessment of such tax consequences. I have had adequate opportunity to consult with my personal tax advisor prior to submitting this Agreement to the Company.

      2.2. REPURCHASE. If the Shares are subject to a right of repurchase in favor of the Company at their original purchase price when I cease to provide services for the Company, or if I could be subject to suit under Section 16(b) of the Securities Exchange Act of 1934 with respect to the purchase of the Shares, I will execute and deliver to the Company a copy of the Acknowledgment and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Internal Revenue Code (the "Acknowledgment") attached as Exhibit A. I acknowledge that I am primarily responsible for filing any Section 83(b) elections although the Company will, as an accommodation to me and without assuming any liability, file a duplicate election if I promptly provide an executed form with the Acknowledgement and Statement of Decision Regarding
Section 83(b). I will consult with my own tax advisor to determine if there is a comparable election to file in the state of where I reside and whether filing a federal or state Section 83(b) election is desirable under my circumstances.

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      2.3. DISQUALIFYING DISPOSITIONS OF INCENTIVE STOCK OPTION STOCK. I
acknowledge that if the Stock acquired by exercise of an Incentive Stock Option (as defined in Section 2.1 of the Plan) is disposed of within two years after the Grant Date (as defined in the Option Grant) or within one year after such exercise, immediately prior to the disposition I will promptly notify the Company in writing of the date and terms of the disposition and will provide such other information regarding the disposition as the Company may reasonably require.

3.    MISCELLANEOUS PROVISIONS.

      3.1. SUCCESSORS AND ASSIGNS. Subject to the limitations set forth in this Agreement, the benefits and obligations of this Agreement will be binding on the executors, administrators, heirs, legal representatives, successors, and assigns of the parties.

      3.2. COSTS. I will repay the Company for all costs and damages, including incidental and consequential damages and attorney's fees, resulting from any transfer of the Shares which is not in compliance with the provisions of this Agreement.

      3.3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

      3.4. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until I am notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to:

                             Avanir Pharmaceuticals
                            Attention: [INSERT NAME]

at the Company's principal office location.

      3.5. COMMUNICATIONS. Unless and until I notify the Company in writing to the contrary, all notices, communications, and documents intended for me and related to this Agreement, if not delivered by hand, shall be mailed to my last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and three business days after mailing, if by mail.

      3.6. ARBITRATION. All disputes arising out of this Agreement will be finally settled by arbitration in accordance with the then existing rules of the American

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Arbitration Association. The arbitration will be conducted in the county of San
Diego, California. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over it; provided that nothing in this Agreement shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties agree that service of any notices in the course of such arbitration at their respective addresses as provided for in this agreement shall be valid and sufficient.

      3.7. THIS IS NOT AN EMPLOYMENT CONTRACT. This Agreement is not to be interpreted as a guarantee or contract of continuing employment.

                                       AVANIR PHARMACEUTICALS

                                       By:     _______________________________

                                       Title:  _______________________________

      I hereby agree to be bound by all of the terms and conditions of this Agreement and the Plan.

                                        _____________________________________
                                        Purchaser's signature

                                        _____________________________________
                                        Printed name

      The purchaser's spouse indicates by the execution of this Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares hereby purchased.

                                        _____________________________________
                                        Purchaser's Spouse

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